SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                   May 4, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)

                         Ameritrans Capital Corporation
             (Exact name of Registrant as specified in its charter)


           Delaware                 333-63951                     52-2102424
(State or other jurisdiction of    (Commission                 (I.R.S. Employee
incorporation or organization)      File No.)                    I.D. Number)


       747 Third Avenue, 4th Floor
           New York, New York                                        10117
(Address of principal executive offices                            (Zip Code)



                                 (800) 214-1047
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS.

     On May 4, 2000, an Agreement and Plan of Merger (the "Merger Agreement") was executed by and among Medallion Financial Corp. ("Medallion"), AMTC Merger Corp., a wholly-owned subsidiary of Medallion ("Merger Corp."), and Ameritrans Capital Corporation ("Ameritrans"). Under the terms and subject to the satisfaction of certain conditions contained in the Merger Agreement, it is anticipated that Merger Corp. will merge with and into Ameritrans (the "Merger"), and that Ameritrans will become a wholly-owned subsidiary of Medallion. Following the satisfaction of pre-closing conditions, including the approval of the shareholders of Ameritrans and Medallion, due diligence, regulatory approval, and the approval of certain commercial bank lenders, it is expected that closing of the Merger will occur during the fourth quarter of this year.

     The Merger Agreement contemplates the issuance of shares of common stock of Medallion as consideration for the surrender and exchange of the outstanding shares of common stock of Ameritrans. The number of shares to be issued by Medallion as the merger consideration is dependent upon the average market price of Medallion common stock over a twenty (20) day time period immediately prior to the closing of the Merger. Based upon the closing price of Medallion on May 4 of $16.50 for Medallion, Ameritrans shareholders would receive .5842 shares of Medallion common stock, or $9.64. If the average market price of Medallion common stock over the twenty (20) day period is less than $15.00 per share, then either Ameritrans or Medallion has the right to terminate the Merger Agreement. The Merger Agreement contains other customary terms and provisions, including representations, warranties, covenants, and conditions. The Merger Agreement contemplates that the Merger will be accounted for under the pooling method of accounting.

     In addition, Gary C. Granoff, the President and a director of Ameritrans, entered into an employment agreement with Medallion, pursuant to which Mr. Granoff will become Executive Vice President and General Counsel for an initial period of three (3) years. Three other officers of Ameritrans entered into non-competition agreements with Medallion; and, Mr. Granoff, one other officer of Ameritrans and certain shareholders of Ameritrans entered into a voting rights agreement with Medallion.

(c)  EXHIBITS.

     (i)  Agreement  and Plan of Merger  dated as of May 4,  2000,  by and among
Medallion   Financial  Corp.,   AMTC  Merger  Corp.,   and  Ameritrans   Capital
Corporation.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                        AMERITRANS CAPITAL CORPORATION



                                        By:  /s/ Gary C. Granoff
                                             ----------------------
                                             Name:  Gary C. Granoff
                                             Title: President


Dated: May 12, 2000


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